Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Stock Exchanges

NEWS

Vista Gold Corp. Announces Filing of Final Short Form Base Shelf Prospectus and Effectiveness of Shelf Registration Statement

Denver, Colorado, April 19, 2012 - Vista Gold Corp. (TSX & NYSE Amex Equities: VGZ) (“Vista” or the “Corporation”) is pleased to announce that it filed today a final short form base shelf prospectus with the securities commissions in each province and territory of Canada (other than Quebec) and that its shelf registration statement on Form S-3 filed with the United States Securities and Exchange Commission was brought effective (collectively, the “Offering Documents”).  The Offering Documents were filed to replace Vista’s prior Canadian short form base shelf prospectus that expired last year and Vista’s current shelf registration statement on Form S-3 that expires in the second quarter of this year.  The Offering Documents preserve Vista’s ability to complete future financings for corporate growth and development in an efficient and flexible manner, if appropriate at the time.

The Offering Documents allow Vista to make offerings of common shares, warrants, subscription receipts or units for aggregate proceeds of up to US$200 million during the next three years to potential purchasers in the United States and, upon issuance of a receipt by the applicable Canadian securities regulators, during the next 25 months to potential purchasers in each province and territory of Canada (other than Quebec).

As previously announced, Vista currently anticipates using any proceeds from the sale of securities under the Offering Documents, if any, to fund the development of existing or acquired mineral properties and may also use such funds for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes.

The terms of any securities offered under the Offering Documents and the intended use of the net proceeds resulting from such offering will be established at the time of any offering and will be described in a prospectus supplement filed with the United States Securities and Exchange Commission and the applicable Canadian securities regulatory authorities at the time of the offering.  A copy of the Offering Documents and, at the time of an offering, if any, a prospectus supplement relating to the offering under the Offering Documents, when available, can be obtained by contacting Vista, attention: Connie Martinez at (720) 981-1185, Suite 5, 7961 Shaffer Parkway, Littleton, Colorado 80127.

About Vista Gold

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold/silver project in Mexico and has recently granted Invecture Group, S.A. de C.V. a right to earn a 60% interest in the Concordia gold project in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California.  For more information about our projects, including our technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the issuance of a receipt by Canadian securities regulators, the potential filing of a prospectus supplement, the completion of future financings, the use of proceeds from such financings and the growth and development of Vista and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words “may”, “will”, “anticipate”, and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of the drilling program, risks related to the adequacy of the design of the drilling program, risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2012 and Vista’s Amendment 1 to its Annual Report filed on April 5, 2012 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185.